EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT


          EMPLOYMENT AGREEMENT (this "Agreement"), dated effective as of May 23, 2007, by and between MOBICLEAR INC., a corporation organized and existing under the laws of the State of Pennsylvania (the "Company"), and ANDERS ERICSSON, an individual residing at Talacherstrasse 16, 6340 Baar Switzerland (the "Employee").


                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Company wishes to employ the Employee upon the terms and subject to the conditions set forth herein, and the Employee desires to enter into this Agreement and accept such employment, upon such terms and conditions.

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

          1. Employment. Subject to the terms and conditions set forth herein, the Company shall employ the Employee as President and Chief Executive Officer of the Company and the Employee accepts such employment for the Employment Term (as defined in Section 3). During the Employment Term, the Employee shall perform the duties consistent with such office and such other duties as may from time to time be assigned to him by the Board of Directors of the Company (the "Board"). The Employee shall also be a member of the Board.

          2. Performance.

             (a) During the Employment Term, the Employee shall perform and discharge the duties that may be assigned to him by the Board from time to time in accordance with this Agreement, and the Employee shall devote his best talents, efforts and abilities to the performance of his duties hereunder.

             (b) During the Employment Term, the Employee shall perform such duties on a full-time basis, and the Employee shall have no other employment and no other outside business activities whatsoever (other than in connection with MobiClear or any other affiliate of the Company); provided, however, that the Employee shall not be precluded from making passive investments which do not require the devotion of any significant time or effort. This is not valid during the period where the Employee does not work full time for the Company.

After the period where the Employee does not work full time for the Company, the Employee is allowed to have the following board assignments; Tailor Events Group, Nordeuropahus Group, Global Connexion Group, Labs2 Group.

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          3. Employment Term. Unless earlier terminated pursuant to Section 6, the employment term shall begin on May 01, 2007 (the "Effective Date"), and shall continue for a period of one (1) year from such date (the "Initial Term"); provided that such term shall be automatically extended for additional periods of one (1) year commencing on May 01, 2008 and each May 1st thereafter (such period the "Additional Term") unless either party shall have given notice to the other party that such party does not desire to extend the term of this Agreement. Any such notice must comply with Section 10 and be given at least forty five (45) days prior to the end of the Initial Term or the Additional Terms, as applicable (the Initial Term and the Additional Term or Terms, if applicable, shall be known collectively as the "Employment Term"). Notwithstanding anything in this Agreement to the contrary, the Employment Term shall end on the Termination Date as defined in Section 6(g).

          4. Compensation.

             (a) Base Salary. As compensation for services hereunder and in consideration of the Employee's other agreements hereunder, during the Employment Term, the Company shall pay the Employee a base salary, payable in accordance with the customary payroll practices of Company procedures, at a monthly rate of 23 000 Dollars ($ 23 000.00), subject to review by the Board no less frequently than annually for increases (such base salary, as increased from time to time being hereinafter referred to as "Base Salary").

             (b) Any withholding and other applicable taxes in the US shall be paid by the company. Any withholding and other applicable taxes in Switzerland shall be paid by the Employee.

             (c) Shares. As compensation for services hereunder and in consideration of the Employee's other agreements hereunder, during the Employment Term, the Company shall, provided that the Company is satisfied with the performance of the Employee and not before August 1st 2007, furnish the Employee with shares corresponding to one percent (1 %) of the outstanding number of shares of the Company

             (d) Option package. As compensation for services hereunder and in consideration of the Employee's other agreements hereunder, during the Employment Term, the Company shall, provided that the Company is satisfied with the performance of the Employee and in any case not before August 1st ,2007 , furnish the Employee with an option package corresponding to four percent (4 %) of the outstanding number of shares of the Company. The share price used as basis for the calculation of the option package should be the price that is valid at the date of this agreement.

          5. Benefits. During the Employment Term, the Company shall provide the Employee with the following benefits:

             (a) Vacation, Sick Leave. The Employee shall be entitled five weeks of paid vacation during each full calendar year of the Employment Term (and a pro rata portion thereof for any portion of the Employment Term that is less than a full calendar year); provided that no single vacation may exceed two consecutive weeks in duration. Unused vacation may not be carried over to successive years.

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             (b) Expenses. The Employee shall be reimbursed by the Company for all reasonable expenses actually incurred or paid by him in connection with the performance of his duties hereunder in accordance with policies established by the Company from time to time and upon presentation of expense statements and/or such other supporting information as the Company may reasonably require.

          6. Termination. The employment hereunder of the Employee may be terminated prior to the expiration of the Employment Term in the manner described in this Section 6.

             (a) Termination by the Company for Good Cause. The Company shall have the right to terminate the employment of the Employee for Good Cause (as such term is defined in Section 6(h)(ii)) by written notice to the Employee specifying the particulars of the circumstances forming the basis for such Good Cause.

             (b) Termination upon Death. The employment of the Employee hereunder shall terminate immediately upon his death.

             (c) The Company's Options upon Disability. If the Employee becomes physically or mentally disabled during the Term so that he is unable to perform the services required of him pursuant to this Agreement for a period of three
(3) successive months, or an aggregate of three (3) months in any twelve-month period (the "Disability Period"), the Company shall have the option, in its discretion, by giving written notice thereof, either to (A) terminate the Employee's employment hereunder pursuant to Section 6(a); or (B) continue the employment of the Employee hereunder upon all the terms and conditions set forth herein. During the Disability Period, the Employee shall continue to receive the compensation and other benefits provided herein net of any payments received under any disability policy or program of which the Employee is a beneficiary or recipient.

             (d) Voluntary Resignation by the Employee. The Employee shall have the right to voluntarily resign his employment hereunder for other than Good Reason (as such term is defined in Section 6(h)(iii)) by written notice to the Company.

             (e) Termination by the Company Without Good Cause. The Company shall have the right to terminate the Employee's employment hereunder without Good Cause by written notice to the Employee, but the obligations placed upon the Company in Section 7 will apply.

             (f) Resignation by the Employee for Good Reason. The Employee shall have the right to terminate his employment for Good Reason by written notice to the Company specifying the particulars of the circumstances forming the basis for such Good Reason.

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             (g) Resignation by the Employee because of non-allocation of shares. The Employee shall have the right to terminate his employment for non-allocation of shares by written notice to the Company should shares according to 4 c above not have been allocated to the Employee within three months from the date of this agreement.

             (h) 17Resignation by the Employee because of non-allocation of options. The Employee shall have the right to terminate his employment for non-allocation of shares by written notice to the Company should shares according to 4 d above not have been allocated to the Employee within six months from the date of this agreement.

             (i) Termination Date. The "Termination Date" is the date as of which the Employee's employment with the Company terminates in accordance with this Agreement. Any notice of termination given pursuant to the provisions of this Agreement shall specify the Termination Date.

             (j) Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

                 (i) "person" means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, court or government (or political subdivision or agency thereof).

                 (ii) "Good Cause" shall mean the occurrence of any of the following: (A) any act or omission which constitutes a material breach of this Agreement or the willful failure or the willful refusal of the Employee to substantially perform his duties, provided, however, that the Board has delivered to the Employee a written demand to cure the breach or for substantial performance, which demand specifically identifies the manner in which the Employee has breached the Agreement or failed to substantially perform his duties, and the Employee has been given ten (10) days after such notice (or such longer period as may reasonably be necessary) in which to cure the failure or to substantially perform his duties, (B) the Employee's conviction of a crime which constitutes a felony under applicable law, or a plea of guilty or nolo contendere with respect thereto; (C) the commission by the Employee of any dishonest or wrongful act or the gross negligence of the Employee involving fraud, misrepresentation or moral turpitude causing material damage or potential damage to the Company or any client of the Company, or any act or omission by the Employee that is materially injurious to the business or reputation of the Company; (D) any violation of the provisions of Section 8 hereof that causes material harm to the Company; or (E) the reasonable determination by a licensed medical professional mutually agreed upon by the Company and the Employee that the Employee is dependent upon a controlled substance which either has: (1) not been prescribed by a licensed medical professional; or (2) been prescribed by a licensed medical professional but the dosages taken by the Employee exceed that prescribed by such licensed medical professional.

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                 (iii) "Good Reason" means the occurrence of any of the
following events:

                    (A) the assignment to the Employee of any duties inconsistent in any material respect with the Employee's then position (including status, offices, titles and reporting relationships), authority, duties or responsibilities, or any other action or actions by the Company which when taken as a whole results in a significant diminution in the Employee's position, authority, duties or responsibilities, excluding for this purpose any isolated, immaterial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee;

                    (B) a material breach by the Company of one or more provisions of this Agreement, provided that such Good Reason shall not exist unless the Employee shall first have provided the Company with written notice specifying in reasonable detail the factors constituting such material breach and such material breach shall not have been cured by the Company within thirty
(30) days after such notice or such longer period as may reasonably be necessary to accomplish the cure;

                    (C) a reduction in the Employee's Base Salary or a reduction in any other benefit or payment described in this Agreement provided that those changes (either individually or in the aggregate) will result in a material adverse change with respect to the benefits to which the Employee was entitled as of the Effective Date;

                    (D) a failure by the Company to require any successor entity to the Company specifically to assume all of the Company's obligations to the Employee under this Agreement; and

                    (F) any purported termination by the Company of the Employee's employment otherwise than as expressly permitted by this Agreement.

          7. Obligations of Company on Termination. Notwithstanding anything in this Agreement to the contrary, the Company's obligations on termination of the Employee's employment shall be as described in this Section 7. In the event that prior to the expiration of the Employment Term, the Company terminates the Employee's employment, pursuant to Section 6(a), (b), (c) or (e), or the Employee resigns, pursuant to Section 6 (d) or 6(f), within thirty (30) days following the Termination Date, the Company shall pay the Employee a single lump sum cash payment (the "Severance Payment") equal to the sum of the following:

                    (A) the equivalent of one (1) month Base Salary; and

                    (B) any Base Salary, cash bonuses, vacation and un-reimbursed expenses accrued but unpaid as of the Termination Date.

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          8. Covenants of the Employee

             (a) During the Employment Term and for a period of two (2) years thereafter the Employee shall not, directly or indirectly, employ, solicit for employment or otherwise contract for the services of any employee of the Company or any of its affiliates at the time of this Agreement or who shall subsequently become an employee of the Company or any such affiliate; and

             (b) During the Employment Term and for a period of two (2) years thereafter the Employee will not solicit, in competition with the Company or its affiliates, any person who is, or was at any time within two years prior to the Termination Date, a customer of the business conducted by the Company or any of its affiliates. For purposes of this Agreement, the reasonable decision of the Board as to what constitutes a competing business shall be final and binding upon the Employee; provided that the Employee's ownership of securities of two percent (2%) or less of any publicly traded class of securities of a public company shall not be considered to be competition with the Company or any of its affiliates.

             (c) During the Employment Term and following the termination of this Agreement, the Employee will not: (i) divulge, transmit or otherwise disclose (except as legally compelled by court order, and then only to the extent required, after prompt notice to the Company of any such order), directly or indirectly, other than in the regular and proper course of business of the Company, any confidential knowledge or information with respect to the operations, finances, organization or employees of the Company or with respect to confidential or secret processes, services, techniques, customers or plans with respect to the Company; and (ii) use, directly or indirectly, any confidential information for the benefit of anyone other than the Company; provided, however, that the Employee has no obligation, express or implied, to refrain from using or disclosing to others any such knowledge or information which is or hereafter shall become available to the public other than through disclosure by the Employee. All new processes, techniques, know-how, inventions, plans, products, patents and devices developed, made or invented by the Employee, alone or with others, while an employee of the Company which are related to the business of the Company shall be and become the sole property of the Company, unless released in writing by the Company, and the Employee hereby assigns any and all rights therein or thereto to the Company.

             (d) All files, records, correspondence, memoranda, notes or other documents (including, without limitation, those in computer-readable form), real property or intellectual property relating or belonging to the Company or its affiliates, whether prepared by the Employee or otherwise coming into his possession in the course of the performance of his services under this Agreement, shall be the exclusive property of Company and shall be delivered to Company and not retained by the Employee (including, without limitations, any copies thereof) upon termination of this Agreement for any reason whatsoever.

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             (e) The Employee acknowledges that a breach of his covenants contained in this Section 8 may cause irreparable damage to the Company and its affiliates, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, the Employee agrees that if he breaches any of the covenants contained in this
Section 8, in addition to any other remedy which may be available at law or in equity, the Company shall be entitled to specific performance and injunctive relief.

             (f) The Company and the Employee further acknowledge that the time, scope, geographic area and other provisions of this Section 8 have been specifically negotiated by sophisticated commercial parties and agree that all such provisions are reasonable under the circumstances of the activities contemplated by this Agreement. In the event that the agreements in this Section 8 shall be determined by any court of competent jurisdiction to be unenforceable by reason of their extending for too great a period of time or over too great a geographical area or by reason of their being too extensive in any other respect, they shall be interpreted to extend only over the maximum period of time for which they may be enforceable and/or over the maximum geographical area as to which they may be enforceable and/or to the maximum extent in all other respects as to which they may be enforceable, all as determined by such court in such action.

             (g) The Employee agrees to cooperate with the Company, during the Employment Term and thereafter (including following the Employee's termination of employment for any reason), by making himself reasonably available to testify on behalf of the Company or any of its affiliates in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist the Company, or any affiliate, in any such action, suit, or proceeding, by providing information and meeting and consulting with the Board or its representatives or counsel, or representatives or counsel to the Company, or any affiliate as reasonably requested; provided, however that the same does not materially interfere with his then current professional activities and is not contrary to the best interests of the Employee. The Company agrees to reimburse the Employee, on an after-tax basis, for all expenses actually incurred in connection with his provision of testimony or assistance.

             (h) The parties agrees that, during the Employment Term and thereafter (including following the Employee's termination of employment for any reason) that they will not make statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action which may, directly or indirectly, disparage the other party or any of its affiliates or their respective officers, directors, employees, advisors, businesses or reputations. Notwithstanding the foregoing, nothing in this Agreement shall preclude the either party from making truthful statements or disclosures that are required by applicable law, regulation or legal process.

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          9. Arbitration. The parties agree that any dispute, claim, or controversy based on common law, equity, or any federal, state, or local statute, ordinance, or regulation (other than workers' compensation claims) arising out of or relating in any way to the Employee's employment, the terms, benefits, and conditions of employment, or concerning this Agreement or its termination and any resulting termination of employment, including whether such a dispute is arbitrable, shall be settled by arbitration. This agreement to arbitrate includes but is not limited to all claims for any form of illegal discrimination, improper or unfair treatment or dismissal, and all tort claims. The Employee will still have a right to file a discrimination charge with a federal or state agency, but the final resolution of any discrimination claim will be submitted to arbitration instead of a court or jury. The arbitration proceeding will be conducted under the employment dispute resolution arbitration rules of the American Arbitration Association in effect at the time a demand for arbitration under the rules is made. The decision of the arbitrator(s), including determination of the amount of any damages suffered, will be exclusive, final, and binding on all parties, their heirs, executors, administrators, successors and assigns. Each party will bear its own expenses in the arbitration for arbitrators' fees and attorneys' fees, for its witnesses, and for other expenses of presenting its case. Other arbitration costs, including administrative fees and fees for records or transcripts, will be borne equally by the parties.

          10. Notices. Any notices required or permitted hereunder shall be in writing and shall be deemed to have been given when personally delivered or when mailed, certified or registered mail, postage prepaid, to the following addresses:

         If to the Employee:

                  ANDERS ERICSSON
                  Talacherstrasse 16
                  6340 Baar
                  Switzerland



         If to the Company:

                  MOBICLEAR INC.
                  One Wakonda
                  Dove Canyon, California  92679

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          11. General.

              (a) Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Pennsylvania applicable to contracts executed and to be performed entirely within the State of Pennsylvania.

              (b) Construction and Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired, and the parties undertake to implement all efforts which are necessary, desirable and sufficient to amend, supplement or substitute all and any such invalid, illegal or unenforceable provisions with enforceable and valid provisions which would produce as nearly as may be possible the result previously intended by the parties without renegotiation of any material terms and conditions stipulated herein.

              (c) Performance; Assignability. The Employee represents and warrants to the Company that the Employee has no contracts or agreements of any nature that the Employee has entered into with any other person, firm or corporation that contain any restraints on the Employee's ability to perform his obligations under this Agreement. The Employee may not assign his interest in or delegate his duties under this Agreement. This Agreement is for the employment of the Employee, personally, and the services to be rendered by him under this Agreement must be rendered by him and no other person. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns. Notwithstanding anything else in this Agreement to the contrary, the Company may assign this Agreement to and all rights hereunder shall inure to the benefit of any person, firm or corporation resulting from the reorganization of the Company or succeeding to the business or assets of the Company by purchase, merger or consolidation. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no succession had taken place. The Company's failure to obtain such an assumption and agreement prior to the effective date of a succession will be a breach of this Agreement and will entitle the Employee to compensation from the Company in the same amount and on the same terms as if the Employee were to terminate his employment for Good Reason, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective will be deemed the Termination Date.

              (d) Compliance with Rules and Policies. The Employee shall perform all services in accordance with the policies, procedures and rules established by the Company, including, but not limited to, the By-Laws of the Company. In addition, the Employee shall comply with all laws, rules and regulations that are generally applicable to the Company, its affiliates and their employees, directors and officers.

              (e) Withholding. The Company shall withhold from all amounts due hereunder any withholding taxes payable to federal, state, local or foreign taxing authorities.

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              (f) Entire Agreement, Modification. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, supersedes all prior agreements and undertakings, both written and oral, and may not be modified or amended in any way except in writing by the parties hereto.

              (g) Duration. Notwithstanding the Employment Term hereunder, this Agreement shall continue for so long as any obligations remain under this Agreement.

              (h) Survival. The covenants set forth in Section 8 of this Agreement shall survive and shall continue to be binding upon the Employee notwithstanding the termination of this Agreement for any reason whatsoever. It is expressly agreed that the remedy at law for the breach or threatened breach of any such covenant is inadequate and that the Company, in addition to any other remedies that may be available to it, in law or in equity, shall be entitled to injunctive relief to prevent the breach or any threatened breach thereof without bond or other security or a showing that monetary damages will not provide an adequate remedy.

              (i) Waiver. No waiver by either party hereto of any of the requirements imposed by this Agreement on, or any breach of any condition or provision of this Agreement to be performed by, the other party shall be deemed a waiver of a similar or dissimilar requirement, provision or condition of this Agreement at the same or any prior or subsequent time. Any such waiver shall be express and in writing, and there shall be no waiver by conduct.

              (j) Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.



          IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto executed this Agreement as of the day and year first written above.

Date:                                       MOBICLEAR INC.
     -------------------
                                            By:  /s/
                                               --------------------------------
                                            Name:     Lim Wong
                                            Title:    Chairman of the Board
                                                      of Directors



Date:                                       ANDERS ERICSSON
     -------------------


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